                                                                EXHIBIT 10.3.1

                                                                July 9, 1997


The Huntington National Bank
41 S. High Street, HC 1112
Columbus, Ohio 43215

Ladies and Gentlemen:

         Reference is made to the Corporate Opportunity Agreement (the "Agreement"), dated February 16, 1994, between me and Comerica Bank, as trustee, for the benefit of the holders of the 9-3/4% Senior Subordinated Notes due 2004 (the "Existing Notes") of Venture Holdings Trust and the other Issuers thereof. The Agreement is attached hereto.

         I agree to be bound to by terms of the Agreement for the benefit of the Holders of the Issuers' 9 1/2% Senior Notes due 2005 (the "Notes"), issued pursuant to an Indenture dated as of July 1, 1997 between you and the Issuers, for so long as any of the Notes remain outstanding, regardless of whether any of the Existing Notes remain outstanding. I agree not to amend, modify or alter the terms of this letter or the Agreement without the consent of a majority in aggregate principal amount of the Notes then outstanding.

                                        Very truly yours,

                                        /s/ Larry Winget

                                        Larry J. Winget